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FIFTH THIRD BANK AUTO RECEIVABLES TRUST 1996-B                        EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  The Fifth Third Bank
Trustee:  Harris Trust and Savings Bank


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                                             Collection Period:                              1-Dec-97               31-Dec-97
                                             Distribution Date:                             15-Jan-98

                                                                                                                  Per $1,000 of
                                                                                                                     Original
Statement for Class A and Class B Certificateholders Pursuant                                                    Class A/Class B
  to Section 4.7 of the Pooling and Servicing Agreement                                                        Certificate Amount
                                                                                                               ------------------
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(i)    Principal Distribution
           Class A Certificate Amount                                                 $  9,750,838.76              $25.40313526
           Class B Certificate Amount                                                 $    733,934.10              $25.40267548

(ii)   Interest Distribution
           Class A Certificate Amount                                                 $  1,031,593.59               $2.68753408
           Class B Certificate Amount                                                 $     80,659.32               $2.79175273

(iii)  Servicing Fee                                                                  $    171,975.69               $0.41667247

(iv)   Class A Certificate Balance (after principal distributions)                    $182,173,549.74
       Class A Pool Factor (after principal distributions)                                  0.4746032
       Class B Certificate Balance (after principal distributions)                    $ 13,712,510.54
       Class B Pool Factor (after principal distributions)                                  0.4746127

(v)    Total Pool Balance (end of Collection Period)                                  $195,886,060.30

                                                                                      Current Period                Cumulative
                                                                                      ---------------             -------------
(vi)   Defaulted Receivables                                                          $    345,139.87             $4,658,892.90
       Liquidation Proceeds                                                                178,585.00              1,763,433.92
                                                                                      ---------------             -------------
       Aggregate Net Losses                                                           $    166,554.87             $2,895,458.98
                                                                                      ===============             =============

(vii)  Aggregate Principal Balance of Receivables
         Repurchased by Seller or Servicer:
           Principal Portion                                                          $             -
           Interest Portion                                                           $             -

(viii) Class A Interest Carryover Shortfall                                           $             -
       Class B Interest Carryover Shortfall                                           $             -
       Class A Principal Carryover Shortfall                                          $             -
       Class B Principal Carryover Shortfall                                          $             -

(ix)   Reserve Account Balance (after giving effect to payments made
           on the Distribution Date)                                                  $  9,794,303.02

(x)    Specified Reserve Account Balance (after giving effect to payments
           made on the Distribution Date)                                             $  9,794,303.02

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